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                                                                     EXHIBIT 5.1

                 [LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]

                                 August 1, 2001

Board of Directors
F.N.B. Corporation
2150 Goodlette Road North
Naples, Florida 34102

                  Re:      F.N.B. Corporation
                           Registration Statement on Form S-4
                           16,500,000 Shares

Ladies and Gentlemen:

         We have acted as counsel for F.N.B. Corporation, a Florida corporation ("FNB"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-4 (the "Registration Statement") of 16,500,000 shares (the "Shares") of FNB's common stock, $.01 par value per share. The Shares are issuable by FNB in exchange for outstanding shares of the common stock, $5.00 par value per share, of Promistar Financial Corporation, a Pennsylvania corporation ("Promistar"), pursuant to the terms and conditions of that certain Agreement and Plan of Merger dated June 13, 2001 by and between FNB and Promistar (the "Merger Agreement").

         In connection therewith, we have examined the following:

         (1) The Articles of Incorporation, as amended, of FNB, certified by the Secretary of State of the State of Florida;

         (2) The Bylaws of FNB, certified as complete and correct by the Secretary of FNB;

         (3) The minute book of FNB, certified as correct and complete by the Secretary of FNB;

         (4) Certificate of Active Status with respect to FNB, issued by the Secretary of State of the State of Florida; and

         (5)      The Registration Statement.


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Board of Directors
F.N.B. Corporation
August 1, 2001
Page 2

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) FNB has been duly incorporated and its status is active under the laws of the State of Florida; and

         (B) The Shares have been legally authorized and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Respectfully,

                                             SMITH, GAMBRELL & RUSSELL, LLP


                                             /s/ Robert C. Schwartz
                                             -----------------------------------
                                             Robert C. Schwartz

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